Exhibit 10.8

December 22nd, 2010

Commerzbank AG, Global Shipping

Domstr. 18

20095 Hamburg

RE:          Extension of Forbearance Period under that certain Loan Agreement dated 28 May 2008 made between (i) Dyker Maritime Corp. as Borrower and (ii) Commerzbank AG as Lender relating to a term loan facility of US$12,500,000 as supplemented by a waiver letter dated 2 March 2009, an extension of waiver letter dated 28 December 2009, a supplemental agreement dated 8 January 2010, a further extension of waiver letter dated 31 March 2010 and a further extension letter dated 29 April 2010 (together the “Loan Agreement”).

Reference is hereby made to (i) the Loan Agreement (ii) the Letter Agreement dated as of September 30, 2010 (the “Forbearance Letter”) whereby you agreed subject to the conditions therein to forbear from exercising any of the rights or remedies arising from the Specified Events of Default as provided therein and (iii) the Letter Agreement dated as of November 12, 2010 (the “First Forbearance Extension Letter”) whereby you agreed subject to the conditions therein to a Forbearance Extension Period ending as of December 29 ,2010.  Capitalized terms defined in the Loan Agreement, the Forbearance Letter or the First Forbearance Extension Letter and not otherwise defined herein are used herein as therein defined, as applicable.

In order to allow time for TBS International, plc and its affiliates to continue to work with their various lenders, including you, towards a mutually agreeable solution on their outstanding indebtedness, we hereby request that you extend the Forbearance Extension Period set forth in the First Forbearance Extension Letter until the earlier of (i) the occurrence of a Forbearance Termination Event and (ii) 12:01 am on February 1, 2011 (the “Amended Forbearance Extension Period”).

By counter-signing this letter, you agree to forbear from exercising any of the rights or remedies arising solely from the Specified Events of Default (which shall include (in addition those identified in the Forbearance Letter and the First Forbearance Extension Letter) defaults arising from the suspension of payments by TBS International, public limited company and its affiliates of certain scheduled principal installments owing in respect of Indebtedness of such persons during the Amended Forbearance Extension Period, as more particularly described on Schedule 1 hereto) on the terms set forth in the Forbearance Letter, as modified by the terms above.

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Very truly yours,

DYKER MARITIME CORP., as Borrower

		By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Attorney-in-fact

TBS INTERNATIONAL, PLC

		By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Senior Executive Vice President

TBS INTERNATIONAL LIMITED

		By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Senior Executive Vice President

Acknowledged and Agreed,

COMMERZBANK AG

By:	/s/ Martin Hugger
Name: Martin Hugger
Title: Senior Vice President

By:	/s/ Rolver
Name: Rolver
Title: Assistant Vice President

[Signature Page to Commerzbank Second Extended Forbearance Letter]

Schedule 1

Facility	Principal Amount	Date

Bank of America Facility, as amended and restated on March 26, 2008	$9,500,000	December 31, 2010

AIG Facility dated as of December 7, 2007	$1,750,000	January 1, 2011

DVB Facility dated as of January 16, 2008	$2,608,000	January 25, 2011